BYLAWS OF
                              DENTMART GROUP, INC.

                                     ARTICLE

                                 Identification
                                 --------------

     Section 1.01 Name. The name of this corporation is DENTMART GROUP, INC. The
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Corporation may conduct operations  under such other trade names as the Board of
Directors may designate.

     Section 1.02 Seal. The corporation  shall be authorized,  but not required,
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to use a corporate seal, which if used shall be circular in form and contain the name of the Corporation and the words "Corporate Seal". The corporate seal shall be affixed by the Secretary upon such instruments or documents as may be deemed necessary. The presence or absence of such seal on any instrument shall not, however, affect its character or validity or legal effect in any respect

     Section 1.03 Offices.  The  registered  office shall be at 523 North Nevada
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Avenue,  Colorado  Springs,  State of Colorado.  The  Corporation  may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require

     The books of the Corporation may be kept subject to any provision contained in the statutes) outside the State of Colorado at such place or places as may be designated from time to time by the Board of Directors

     Section 1.04 Fiscal Year. The fiscal year of the Corporation shall be the
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calendar year, unless otherwise established by the Board of Directors.


                                    ARTICLE 2

                                  Capital Stock
                                  -------------

     Section 2.01  Consideration for Shares.  Except as other wise permitted by
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law, the Capital  Stock  having par value may be issued for such  consideration, expressed in dollars, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the corporation for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors

     Except as otherwise permitted by law, Capital Stock without par value may be issued for such consideration as may be fixed by

                                   Bylaws - 1
the Board of Directors, all of which consideration shall constitute stated capital unless prior to or within sixty (60) days after issuance the Board of Directors allocates to capital surplus a portion, but not all, of such consideration.

    Section  2.02  Payment for Shares.  The  consideration  for the issuance of
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shares may be paid, in whole or in part, in money, in other  property,  tangible or intangible, or in labor or services already performed tar the corporation. when payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable. Neither promissory notes nor future services shall constitute payment or part payment for shares of the Corporation. In absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

     Section 2.03 Certificate  Representing Shares. The certificates of stock of
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the Corporation shall be numbered  consecutively and entered in the books of the
Corporation as they are issued. Each holder of the Capital Stock of the Corporation shall be entitled to a certificate exhibiting the holder's name and number of shares and signed by the President or a Vice President and the Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Where any such certificate is signed by a transfer agent the signature of either or both of such officers may be facsimile, engraved or printed. Each certificate shall have noted thereon any restriction on voting or transferability or any preference or call provision.


                                    ARTICLE 3

                            Meetings of Shareholders
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     Section 3.01 Place of Meeting.  The Board of Directors  may  designate  any
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place for any annual  meeting or for any special  meeting called by the Board of
Directors.

     Section 3.02 Annual Meeting.  The annual meeting of the shareholders  shall
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be held within 120 days after the close of the fiscal  year of the  Corporation, at which annual meeting the shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting. Failure to bold the annual meeting within the designated time shall not work a forfeiture or dissolution of the Corporation. As permitted by the Articles of Incorporation and Article 7 of these Bylaws, the shareholders may take action by consent in lieu of the annual meeting.

                                   Bylaws - 2

     Section 3.03 Special Meetings.  Special meetings of the shareholders may be
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called  by the  president  and shall be  called  by the  Secretary  or any other officer at the request in writing of a majority of the Board of Directors or the holders of not less than one-third (1/3) of all shares entitled to vote at the meeting. Any written request for a meeting shall state the purpose or purposes of the proposed meeting and no action other than that specified in the notice may be considered.

     Section 3.04 Notice of Meetings - waiver. Written notice stating the place,
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day, and hour of the meeting,  and in case of a special meeting,  the purpose or purposes for which the meeting is called, shall be delivered not less than ten, nor more than forty, days before the date of the meeting, either personally or by mail to each shareholder entitled to vote at such meeting. Waiver by a shareholder in writing or by telegram of notice of a shareholders' meeting, signed by him, whether before or after the time of the meeting, shall be equivalent to the giving of such notice. Attendance by a shareholder, without objection to the notice, whether in person or by proxy, at a shareholders' meeting shall constitute a waiver of notice of the meeting.

     Section 3.05 Record  Date.  In  determining  the  shareholders  entitled to
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notice of and to vote at any annual or  special  meeting  of  shareholders,  the stock transfer books of the Corporation shall not be closed, but in lieu thereof the Board of Directors shall fix a date no Less than ten nor more than sixty days before any such meeting as a record date and only the shareholders whose names appear on the stock transfer books at the close of business on that date shall be entitled to notice of and to vote at such meeting, notwithstanding the transfer of shares thereafter.

     Section 3.06 Quorum. A majority of the shares entitled to vote, represented
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in person or by proxy,  shall  constitute a quorum at a meeting of shareholders.
The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the '4ithdrawal of a number of shareholders so that less than a quorum remains. A meeting may be adjourned despite the absence of a quorum.

     Section 3.07 Proxies and Voting.  Unless otherwise provided by the Articles
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of  Incorporation,  each  shareholder  entitled  to  notice  of and to vote at a meeting of shareholders shall be entitled to one vote for each share of Capital Stock standing in his name on the transfer books of the corporation on the record date fixed for such meeting. A shareholder may vote either in person or by proxy executed in writing by the shareholder. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                                   Bylaws - 3

     Section 3.08  Shareholder  List.  The  Secretary of the  Corporation  shall
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produce at each meeting of shareholders a list of the  shareholders  entitled to notice of and to vote at such meeting

     Section 3.09 Order of Business.  Unless otherwise specified by the Chairman
                  ------------------
of the Board or the chairman of the meeting, the order of business at the annual meeting. and as far as practicable, at all other meetings of the shareholders, shall be (1) calling of roll, (2) proof of due notice of meetings, (3) reading and disposal of any unapproved minutes, (4) annual reports of officers and committees, (5) election of directors, (6) unfinished business, (7) new business and (8) adjournment. The Chairman of the 'Board shall preside at all meetings of the shareholders and in his absence the President or his designate.


                                  ARTTCLE 4

                            The Board at Directors
                            ----------------------

     Section 4.01 General  Powers.  The business and affairs of the  Corporation
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shall be managed by a Board of Directors.  The directors  shall in all cases act as a board and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws and the laws of this state.

     Section 4.02 Number,  Qualifications and Tenure. The number of directors of
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the  Corporation  shall be a  minimum  of two and a maximum  of twelve  persons.
Directors need not be residents of the State of Colorado or shareholders of the Corporation.

     The Board of Directors shall be divided into three classes as nearly equal in number as possible. The initial terms of directors elected in 1991 shall expire as of the annual meeting of shareholders for the years indicated below

     Class I Directors                              1994

     Class II Directors                             1993

     Class III Directors                            1992

     Upon expiration of the initial term specified for each class of directors, their successors shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If an equality in number is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

                                   Bylaws - 4

     Section 4.03 Removal of Directors.  Directors may be removed from office at
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any time by a majority vote of the shareholders at their annual meeting, or at a special meeting called for the purpose, and may be removed for cause at any time by a majority of the Board of Directors at its annual meeting, or at a special meeting called for the purpose.

     Section 4.04  Vacancies.  Any  vacancies in the Board of Directors  for any
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reason and any newly created  directorships  resulting by reason of any increase in the number of directors shall be filled by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which directors have been chosen and until their successors are elected and qualified.

     Section 4.05 Place of Meeting. Meetings of the Board of Directors,  annual,
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regular, or special,  may be held either within or without the State of Colorado at such place as shall be designed by the Board of Directors and stated in the notice of the meeting.

     Section 4.06 Annual and Regular  Meetings.  Subject to the authority of the
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Board to take action by consent as permitted  by the  Articles of  Incorporation immediately after the annual meeting of the shareholders, the Board of Directors shall meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. Regular meetings shall be held at such time and place as the Board of Directors may determine. No notice of any kind to either old or new members of the Board of Directors for the annual meeting or any regular meeting shall be required.

     Section 4.07 Special  Meetings.  Special meetings of the Board of Directors
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may be held upon notice by letter, telegram, cable, or radiogram,  delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by word or mouth, telephone, or radiophone received not later than during the second day immediately preceding the day For the meeting, upon the call of a majority of the Directors, the chairman of the Board, the president or the Secretary of the Corporation. Special meetings shall be called by the President, any Vice President or the Secretary in a like manner upon the written request of a majority of the Directors. Attendance in person at a special meeting without objection to the notice shall constitute a waiver of notice of the meeting. Notice of any meeting of the Board of Directors may be waived orally if confirmed in writing or by telegram signed by the person entitled to the notice, whether before or after the time of the meeting. Neither the business to be Transacted at, nor the purpose of. any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

                                   Bylaws - 5
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     Section 4.08 Quorum and Voting.  A majority of the Board of Directors shall
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constitute a quorum for the transaction of business.  The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by these Bylaws or by the law.

     Section 4.09 Telephone Conferences.  Members of the Board of Directors,  or
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any committee  designated  by the Board,  may  participate  in a meeting of such
Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

     Section 4.10 Chairman of the Board. At its annual organization meeting, the
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Board of  Directors  shall  'elect by vote of a majority  of the entire  Board a
Chairman of the Board who shall preside at all meetings of the Board.

     Section 4.11 Committees. The Board of Directors, by resolution adopted by a
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majority of the Directors,  may designate and appoint an Executive  Committee or other committees from its members and may delegate to such Committee or committees such authority as is consistent with these Bylaws and permitted by law.


                                  ARTICLE 5

                                 The Officers
                                 ------------

     Section 5.01 Officers.  The officers of the Corporation  shall consist of a
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President and Secretary  and. as deemed  appropriate  by the Board of Directors, one or more Vice Presidents, Assistant secretaries, Treasurers, Assistant Treasurers, and such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. Officers need not be Directors or shareholders of the corporation.

     Section 5.02 Vacancies.  Vacancies  occurring in any office shall be filled
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by the Board of Directors at any regular or special meeting.

     Section 5.03 The  President.  The  President  shall be the chief  executive
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officer and have active  executive  management and supervision of the operations of the Corporation. He shall perform such duties as these Bylaws provide or the Board of Directors may prescribe or his capacity as chief executive officer by custom may provide.

                                   Bylaws - 6

     Section 5.04 The Vice President. The Vice President or Vice Presidents,  in
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the order  designated  by the Board of  Directors,  shall be vested with all the executive powers and required to perform all the duties of that portion or area of responsibility of the president and shall perform such other duties as may be prescribed by the Board of Directors. Each vice President shall report to the President or his delegate who shall be responsible for the Vice President's actions.

     Section 5.05 The Secretary.  The Secretary shall attend all meetings of the
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shareholders  and of the Board of  Directors  and shall keep a true and complete record of the proceedings of these meetings. He shall be custodian of the records of the Corporation. He shall attend to the giving of all notices, attest, when requested, to the authority of the President or other officers, as revealed by the minutes or these Bylaws, to execute legal documents binding the corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe.

     Section 5.06 The Treasurer.  The Treasurer  shall keep correct and complete
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records of account,  showing accurately at all times the financial condition and results of operation of the corporation. Ire shall be the legal custodian of all moneys, notes, securities and other valuables that may from time to time come into possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors, and shall keep this bank account in the name of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition and results of the Corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

     Section 5.07 Other  Officers.  The duties of other officers  elected by the
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Hoard of Directors  shall be such as are customary to their  respective  offices and as shall be given them by the President.


                                  ARTICLE 6

                            Special Corporate Acts
                            ----------------------

                 Negotiable Instruments, Deeds and Contracts
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     All checks,  drafts,  notes,  bonds, bills of exchange,  and orders for the payment of money of the Corporation; all deeds, mortgages, and other written contracts and agreements to which the Corporation shall be party; and all assignments or

                                   Bylaws - 7
endorsements of stock certificates, registered bonds, or other securities owned by the Corporation( shall, unless otherwise directed by the Board of Directors, be signed by the chief executive officer of this Corporation. The Board of Directors or such officer may, however, designate other officers, directors or employees off the Corporation to sign such instruments in the name of the Corporation and may authorize the use of facsimile signatures of any such persons. Any shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted in accordance with instructions approved by the Board of Directors, at any shareholders' meeting of the other corporation by the chief executive officer of the Corporation, if he be present or. in his absence, by such person as he shall, by duly executed proxy, designate to represent the corporation at such shareholders' meeting


                                    ARTICLE 7

                             Action Without Meeting
                             ----------------------

     Any action which properly may be taken by the directors, shareholders or subscribers before there are shareholders may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon


                                   ARTICLE 8

     The Corporation shall indemnify any person (including his estate) made or threatened to be made a party to any suit or proceeding, whether civil or criminal, by reason of the fact that he was a director or officer of the Corporation or served at its request as a director or officer of the Corporation or served at its request as a director or officer of another Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney fees actually and necessarily incurred as a result of such threat, suit or proceeding, or any appeal therein, to the full extent permitted by the Colorado Corporation Code. Promptly after receipt by a party to be indemnified under this section of notice of the commencement of any such suit or proceeding, such party will1 it a claim En respect thereof is to be made against this Corporation, notify the Corporation of the commencement thereof. This Corporation shall be entitled to participate at its own expense in the defense or to assume the defense of any such suit or proceeding. In the event this Corporation elects to assume the defense of any such suit or proceedings, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the party to be indemnified and the party to be indemnified shall bear the fees and expenses of any additional counsel retained by him

                                   Bylaws - 8

                                    ARTICLE 9

                                   Amendments
                                   ----------

     These Bylaws may be altered, amended or repealed and new Bylaws adopted by the affirmative vote of the holders of a majority of the outstanding stock at any regular meeting of the shareholders or special meeting called for the purpose, or by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board, provided, however, that if any shareholder or Director, as the case may be, should object to the consideration of any proposed amendment, the proposal may not be voted upon unless notice of the proposed amendment was given at least ten (10) days prior to the meeting at which such objecting shareholder or Director is entitled to vote. Any amendment, modification, repeal or addition to these Bylaws adopted by the Board of Directors may be amended or repealed by the shareholders. The Board is without authority to amend this Article 9.

                                   Bylaws - 9
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